SCHEDULE 14A INFORMATION

Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

SANTA FE GOLD CORPORATION
(Name of Registrant as Specified In Its Charter)

_________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Santa Fe Gold Corporation
1128 Pennsylvania NE, Suite 200,
Albuquerque, New Mexico 87110

Notice of Annual Meeting of Stockholders to be Held on May 18, 2011

     You are cordially invited to attend the Annual Meeting of Stockholders of Santa Fe Gold Corporation., which will be held at the Albuquerque Marriott Hotel, 2101 Louisiana Blvd., Albuquerque, New Mexico 87110, on May 18, 2011, at 10:00 a.m., Mountain Time, for the following purposes:

1.	To elect three directors to serve until the next Annual Meeting of Stockholders, and until their respective successors are elected and qualified;

2

To amend the Certificate of Incorporation, as amended (our “Certificate of Incorporation”), to increase the authorized shares of common stock from 200,000,000 shares to 300,000,000 shares, par value $0.002;

3.	To ratify the appointment of Stark Schenkein, LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2011; and

4.	To transact such other business as may properly come before the meeting.

     The close of business on March 28, 2011, has been set as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any and all adjournments.

     It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. Whether or not you expect to attend the Annual Meeting, please complete, date and sign the enclosed proxy and return it in the envelope provided for that purpose, which does not require postage if mailed in the United States. Proxies may also be authorized by telephone or over the Internet by following the instructions in the proxy statement. If you choose to attend the Annual Meeting, you may still vote your shares in person even though you have previously returned your proxy by mail. If your shares are held in a bank or brokerage account, please refer to the materials provided by your bank or broker for voting instructions. The proxy is revocable at any time prior to its use.

/s/ W. Pierce Carson
W. Pierce Carson
Secretary

March 28, 2011

YOU ARE URGED TO MARK, DATE AND SIGN THE ENCLOSED
PROXY AND RETURN IT PROMPTLY. THE PROXY IS
REVOCABLE AT ANY TIME PRIOR TO ITS USE.

Santa Fe Gold Corporation
1128 Pennsylvania NE, Suite 200,
Albuquerque, New Mexico 87110

March 28, 2011

Dear Stockholder:

     You are cordially invited to the Annual Meeting of Stockholders of Santa Fe Gold Corporation, to be held at the Albuquerque Marriott Hotel, 2101 Louisiana Blvd., Albuquerque, New Mexico 87110, on May 18, 2011, at 10:00 a.m., Mountain Time.

     At the Annual Meeting, you will be asked to consider and vote upon proposals (1) to elect three directors to serve until the next Annual Meeting of Stockholders, and until their respective successors are elected and qualified; (2) to amend our Certificate of Incorporation, as amended, to increase the authorized Common Stock from 200,000,000 to 300,000,000 shares; and (3) to ratify the appointment of Stark Schenkein, LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2011.

     Whether or not you are able to attend the Annual Meeting, I urge you to complete, sign, date and return the enclosed proxy card as promptly as possible in the postage paid envelope provided. Proxies may also be authorized by telephone or over the Internet by following the instructions in the enclosed proxy statement. Your vote is important, as a quorum of the stockholders must be present, either in person or by proxy, in order for the Annual Meeting to take place.

     I would appreciate your immediate attention to the mailing of this proxy.

Yours truly,

/s/ W. Pierce Carson
W. Pierce Carson
President and Chief Executive Officer

SANTA FE GOLD CORPORATION
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS

Shareholders Should Read the Entire Proxy Statement Carefully
Prior to Returning Their Proxies

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON MAY 18, 2011

March 28, 2011

The accompanying proxy is solicited by the board of directors of Santa Fe Gold Corporation, a Delaware corporation (the “Santa Fe” or “Company”), for use at the Annual Meeting of Stockholders to be held at the Albuquerque Marriott Hotel, 2101 Louisiana Blvd., Albuquerque, New Mexico 87110, on May 18, 2011, at 10:00 a.m., Mountain Time, and at any and all adjournments and postponements thereof (the “Annual Meeting”).

You are receiving this communication because you hold shares in Santa Fe. We have elected to provide access to our proxy materials by: (i) sending you this full set of proxy materials, including the proxy statement and our Annual Report on Form 10-K for the year ended June 30, 2010 and a proxy card; and (ii) notifying you of the availability of these proxy materials on the Internet that you may download and print at www.colonialstock.com/SantaFeGold2011. We encourage you to review all of the important information contained in the proxy materials contained herein or accessed on website www.colonialstock.com/SantaFeGold2011 before voting.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors of the Company is soliciting your proxy to vote at the 2011 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on March 28, 2011, the record date for the annual meeting, will be entitled to vote at the annual meeting. On this record date, there were 94,705,556 shares of common stock, $0.002 par value per share, outstanding and entitled to vote. The presence, in person or by proxy, of a majority of those shares will constitute a quorum at the meeting.

Stockholder of Record: Shares Registered in Your Name

If on March 28, 2011 your shares were registered directly in your name with our transfer agent, Colonial Stock Transfer, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 28, 2011 your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

(1)	To elect three directors;

(2)	To approve an amendment to the Certificate of Incorporation, as amended, to increase the authorized shares of common stock from 200,000,000 shares to 300,000,000 shares, par value $0.002;

(3)	To ratify the appointment of Stark Schenkein, LLP as the independent registered public accounting firm for the fiscal year ending June 30, 2011.

How do I vote?

For the election of directors at the annual meeting, you may either vote “For” all the nominees for director or you may abstain from voting for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or you may abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Proxies may also be authorized by telephone or over the Internet by following the instructions on the proxy card. If you vote by telephone or Internet, you do not have to mail in your proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptl in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

  To vote by telephone or over the Internet, follow the instructions on the proxy card.

  To vote in person, come to the annual meeting and we will give you a ballot when you arrive. If you submit your vote in person, any previous votes that were submitted by you will be superseded by the vote that you cast at the annual meeting

Beneficial Owner: Shares Registered in the Name of Broker or Bank. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from the Company. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of March 28, 2011.

What if I return a proxy card but do not make specific choices?

If you properly complete and return your proxy, and do not revoke it, the proxy holders will vote your shares in accordance with your instructions. If your properly completed proxy gives no instructions, the proxy holders will vote your shares “FOR” the election of each of the three directors, “FOR” the proposal to amend our Certificate of Incorporation to increase the authorized shares, “FOR” the selection of Stark Winter Schenkein & Co., LLP as our independent registered public accounting firm, and in their discretion on any other matters that properly come before the annual meeting. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

The Company will bear the cost of soliciting proxies. Such cost will include charges by brokers and other custodians, nominees and fiduciaries for forwarding proxies and proxy material to the beneficial owners of our common stock. Solicitation may also be made personally or by telephone by the Company’s directors, officers and regular employees without additional compensation. In addition, the Company may retain an outside firm to assist in the solicitation of proxies for a fee.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time prior to the annual meeting by:

  notifying Santa Fe’s Corporate Secretary in writing that you are revoking your proxy;

  providing another signed proxy that is dated after the proxy you wish to revoke;

  using the telephone or internet voting procedures; or

  attending the annual meeting and voting in person. Simply attending the meeting will not, by itself, revoke your proxy.

If you hold shares through a bank or brokerage firm, you must contact that firm to revoke any prior voting instructions.

When are stockholder proposals due for next year’s annual meeting?

Rules of the Securities and Exchange Commission require that we receive any proposal by our stockholders for inclusion in our proxy materials for the 2012 annual meeting of stockholders no later than by December 3, 2011. Proposals must be submitted in writing to our Secretary at 1128 Pennsylvania NE, Suite 200, Albuquerque, NM 87110, and you must comply with other requirements of Rule 14a-8 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). However, if the 2012 annual meeting date changes by more than 30 days from the date of the 2011 annual meeting date, then the proposal must be submitted a reasonable time before we begin to print and send our proxy materials for the 2012 annual meeting.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. Abstentions and broker non-votes will not have an effect on the outcome of the Election of Directors. Broker non-votes will not have an effect on the outcome of the Ratification of Public Accountants, but abstentions will have the same effect as a vote “Against” the Ratification of Public Accountants. Both abstentions and broker non-votes will have the same effect as a vote “Against” the Authorized Share Increase. Abstentions and broker non-votes will be counted toward the quorum requirement.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. On non-routine items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

What are broker non-votes?

Broker non-votes occur when a beneficial owner of shares held through a bank, broker or other nominee in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the nominee will only be allowed to vote the shares on behalf of the beneficial owner in its discretion on “routine” matters, but it cannot vote the shares in its discretion on behalf of the beneficial owner on any “non-routine” matters. When a nominee votes a client’s shares on some but not all of the proposals at a meeting, the missing votes are referred to as broker “non-votes.” Please note that this year the applicable rules that prescribe how brokers may vote your shares on the election of directors in uncontested elections have recently changed. Under the applicable new rules, at the annual meeting, the Election of Directors and the Authorized Share Increase are considered “non-routine” matters, and the Ratification of Public Accountants is considered a “routine” matter. Therefore, you must give specific instructions to your broker for your shares to be voted on the Election of Directors and the Authorized Share Increase at the Annual Meeting.

If you do not give specific instructions to your broker how to vote your shares on your behalf with respect to the Election of Directors and the Authorized Share Increase, your broker will have no discretionary authority to vote your shares on these proposals. Although the shares will be counted towards the determination of whether a quorum is present, in person or represented by proxy, at the annual meeting, with respect to the Election of Directors, such uninstructed shares (or broker non-votes) will have the effect of a “withhold” vote for all Board nominees for election as Directors, and will have the effect of a vote “Against” the Authorized Share Increase. With respect to proposal 3, your broker will have discretionary authority to vote your uninstructed shares “for”, or “against”, or to “abstain” from voting on the Ratification of Public Accountants.

How many votes are needed to approve each proposal?

To approve the Election of Directors, the three nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the Election of Directors will be elected, regardless of whether that number represents a majority of the votes cast. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

To approve the Authorized Share Increase, we must receive the affirmative vote “For” the applicable proposal by holders of at least a majority of the total votes entitled to be cast at the meeting. Abstentions and broker non-votes will have the same effect as a vote “Against” this proposal.

To approved the Ratification of Public Accountants we must receive “For” votes from the holders of a majority of shares present at the annual meeting, either in person or by proxy, and entitled to vote at the meeting. Abstentions will have the same effect as a vote “Against” the proposal. Broker non-votes will not have an effect on the outcome of the Ratification of Public Accountants.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the outstanding shares of our common stock on the record date are present at the meeting in person or represented by proxy. On the record date, there were 94,705,556 shares of common stock outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of the shares present in person or represented by proxy at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our current report on Form 8-K no later than May 27, 2011.

PROPOSAL 1
ELECTION OF DIRECTORS

Our board of directors currently consists of three directors. Our amended bylaws provides that all directors are to be elected annually. At the Annual Meeting, the stockholders will elect three directors to serve until the next annual meeting of stockholders, and until their respective successors are duly elected and qualified. Stockholders are not entitled to cumulate votes in the election of directors and may not vote for a greater number of persons than the number of nominees named.

We are soliciting proxies in favor of the election of each of the nominees identified below. We intend that all properly executed proxies will be voted for these three nominees unless otherwise specified. All nominees have consented to serve as directors, if elected. If any nominee is unwilling to serve as a director at the time of the Annual Meeting, the persons who are designated as proxies intend to vote, in their discretion, for such other persons, if any, as may be designated by the board of directors. The proxies may not vote for a greater number of persons than the number of nominees named. As of the date of this proxy statement, the board of directors has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by us. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Information About the Nominees

The names of the nominees, their ages as of March 28, 2011, and other information about them are set forth below:

Name	Age	Position	Date Elected or Appointed

Lawrence G. Olson	72	Chairman of the Board	1999 / served as President
		Former President and Chief	and Chief Executive Officer
		Executive Officer	from October 2000 to
			October 7, 2003
W. Pierce Carson	67	President, Chief Executive	October 7, 2003
		Officer and Director
John E. Frost	86	Director	May 7, 2007

Each of our directors is serving a term which expires at the next annual meeting of stockholders and until his or her successor is elected and qualified or until he or she resigns or is removed. Our officers serve at the will of our board of directors.

Our directors and officers have held their principal occupations as set out above during at least the last five years, except as described below:

Lawrence G. Olson, age 72, Chairman, became a director of the Company in March 1999 in connection with the acquisition of Arizona Mica, Inc. He has held the position of Chairman since October 2000, and also formerly held the positions of President and Chief Executive Officer from October 2000 until October 2003. Mr. Olson has owned and operated his own business, Olson Precast of Arizona Inc., since 1973. Mr. Olson received a B.S. Degree in Civil Engineering from the University of Southern California.

W. Pierce Carson, age 67, was named President and Chief Executive Officer and a director of the Company in October 2003, following a consulting assignment with us. Dr. Carson has 35 years of international mining experience and has managed the discovery, financing, development and operation of precious metals, base metals and industrial mineral properties in the United States, Australia and other countries. From 1981 to 2000, he worked for Nord Pacific Limited and Nord Resources Corporation in senior management capacities, including president and chief executive officer. Prior to 1981, he managed exploration programs for Exxon Minerals Company and Kennecott Copper Company. Dr. Carson holds a Bachelors Degree in Geology from Princeton University, and M.S. and Ph.D. Degrees in Economic Geology from Stanford University.

John E. Frost, age 86, joined our board of directors in May 2007. Dr. Frost has over 50 years of international mining experience in a wide range of metallic and non-metallic minerals and has been closely involved in the discovery, evaluation, development and/or acquisition of more than 40 mineral deposits. Since 1986, Dr. Frost has served as principal of Frost Minerals International, Inc., a provider of management and consulting services to the mining industry. From 1967 until 1986, he worked for Exxon Minerals Company and its affiliates (collectively, “Exxon Minerals”) in a number of senior management capacities, including president of Exxon Minerals International. His responsibilities at Exxon Minerals included establishing and managing Exxon Minerals’ domestic and international minerals exploration programs. Prior to 1967, he managed exploration and mining activities for Duval Corporation and Philippine Iron Mines. Dr. Frost holds a B.S. Degree in Mining Engineering, an M.S. Degree in Geology and a Ph.D. in Geology, all from Stanford University.

Vote Required

Directors will be elected by a majority of the votes of the holders of shares present in person or by proxy at the Annual Meeting.

Recommendation of the Board of Directors

The board of directors recommends that stockholders vote FOR each of the nominees for director. If not otherwise specified, proxies will be voted FOR each of the nominees for director.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Corporate Governance

Santa Fe has adopted corporate governance guidelines that outline, among other matters, the role of the Board, and the responsibilities of various Board committees. These guidelines assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management, and are also intended to align the interests of directors and management with those of the Company’s stockholders. These guidelines establish practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation.

The Guidelines were adopted by the Board to, among other things, reflect changes to the legal and regulatory requirements, including the NASDAQ Stock Market (“NASDAQ”) listing standards and Securities and Exchange Commission (“SEC”) rules, and evolving best practices and other developments.

These guidelines are available for review on the Company’s website at www.santafegold.com/corporate/governance.

Independence of the Board of Directors

Although we are not listed on the NASDAQ Capital Market (“NASDAQ”), we have chosen to apply the listing standards of NASDAQ in determining the independence of our directors. The Board consults with counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and us, our senior management and our independent registered public accounting firm, the Board affirmatively has determined that all of our directors are independent and unaffiliated directors within the meaning of the applicable NASDAQ listing standards, except Dr. W. Pierce Carson, our Chief Executive Officer.

Board of Directors’ Role in Risk Oversight

As a minerals exploration and production company, the risks facing Santa Fe change rapidly and must be the attention of all board members and committees as well as management. For example, the Board as a whole must review enterprise risk in the decisions on strategies, budgets and financial activities. The Audit Committee also has an essential role in reviewing specific financial and operational risks and management issues. The Compensation and Nominations Committee must actively assess the risks associated with executive and employee compensation plans.

Within the Company, the entire executive management team shares in the responsibility of risk assessment and management. In that role, each member of the management team has direct access to the Board or to specific board committees to ensure a full and complete communication of risk issues. For example, the Audit Committee routinely meets directly and confidentially with the Chief Financial Officer.

Limits to Service on Other Boards.

The Board has adopted a policy that no director may serve on more than three additional public company boards without the express approval from the Board.

Board Meetings and Committees

During fiscal 2010, our board met once and took action by unanimous consent three times. All of our directors attended at least 75% of the meetings of our board and its assigned committees during 2010. We strongly encourage our directors to attend annual meetings, but we do not have a formal policy regarding attendance.

Our entire board considers all major decisions concerning our business. Our board has also established committees so that certain matters can be addressed in more depth than may be possible at a full board meeting. Our board’s current standing committees are as follows, with the “X” denoting the members of the committee:

Nominating and
Corporate
	Governance	Audit	Compensation
Name	Committee	Committee	Committee
Employee Director:
W. Pierce Carson	X(1)
Non-Employee
Directors:
Lawrence G. Olson	X	X(1)	X
John E. Frost	X	X	X(1)

(1) Chairman

Our board has adopted a charter for each committee. The charters are available on our website at www.santafegoldcorp.com. The information contained on our website is not, and should not be considered, a part of this financial statement. The information below sets out the current members of each of our board committees and summarizes the functions of each of the committees.

Nominating and Corporate Governance Committee

The primary purposes of the committee are:

  identifying individuals qualified to become directors;

  monitoring the implementation of our corporate governance guidelines; and

  overseeing the evaluation of our management and our board.

The committee currently consists of Messrs. Carson, Olson and Frost, with Mr. Carson serving as chairman. We do not anticipate any significant change in the composition of the committee prior to our next annual meeting of stockholders.

The committee was constituted in May 2007, and did not meet during fiscal 2010.

The committee is responsible for identifying individuals qualified to become directors and for evaluating potential or suggested director nominees.

The committee plans to perform a preliminary evaluation of potential candidates primarily based on the need to fill any vacancies on our board, the need to expand the size of our board and the need to obtain representation in key market areas. Once a potential candidate is identified that fills a specific need, the committee plans to perform a full evaluation of the potential candidate. This evaluation will include reviewing the potential candidate’s background information, relevant experience, willingness to serve, independence and integrity. In connection with this evaluation, the committee may interview the candidate in person or by telephone. After completing its evaluation, the committee will make a recommendation to the full board as to the persons who should be nominated by our board. Our board determines the nominees after considering the recommendations and a report of the committee.

To date, the committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.

Audit Committee

The primary purposes of the committee are:

  assisting our board in fulfilling its oversight responsibilities by reviewing the financial information to be provided to stockholders and others;

  overseeing and evaluating our system of internal controls established by management; and

  supervising the audit and financial reporting process (including direct responsibility for the appointment, compensation and oversight of the independent auditors engaged to perform the annual audit and quarterly reviews with respect to our financial statements).

The committee will also prepare a report each year in conformity with the rules of the SEC for inclusion in our annual proxy statement.

The committee currently consists of Messrs. Olson and Frost, with Mr. Olson serving as chairman. We do not anticipate any significant change in the composition of the committee prior to our next annual meeting of stockholders. Mr. Frost is “independent” under the NASDAQ listing standards and applicable SEC rules. Mr. Frost may not be an “audit committee financial expert” as defined by the rules promulgated by the SEC. Mr. Olson may not meet prescribed independence standards nor satisfy the criteria for an audit committee financial expert under the rules of the Securities and Exchange Commission. Each Audit Committee member is able to read and understand fundamental financial statements, including our consolidated balance sheet, consolidated statement of operations and consolidated statement of cash flows.

The Audit Committee met once during fiscal 2010.

Compensation Committee

The primary purposes of the committee are:

  reviewing and approving annually the corporate goals and objectives relevant to our chief executive officer, other executive officers and our board;

  evaluating the performance of our chief executive officer, other executive officers and our board in light of these goals and objectives; and

  recommending the compensation levels for our chief executive officer, other executive officers and our board.

The committee also prepares a report each year in conformity with the rules of the SEC for inclusion in our annual proxy statement.

The committee currently consists of Messrs. Olson and Frost, with Mr. Frost serving as chairman. We do not anticipate any significant change in the composition of the committee prior to our next annual meeting of stockholders. Mr. Frost is “independent” under the NASDAQ listing standards and applicable SEC rules. Mr. Olson may not meet prescribed independence standards

The committee was constituted in May 2007, and met once during fiscal 2010.

The committee has the sole authority to oversee the administration of compensation programs applicable to our executive officers and directors. Executive compensation will be reviewed at least annually by the committee. Director compensation is reviewed periodically by the committee as its members deem appropriate. The committee may delegate some or all of its authority to subcommittees when it deems appropriate.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is an officer or employee of the Company. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or Compensation Committee.

Compliance with Section 16(a) of The Securities Exchange Act of 1934

Based solely on our review of the copies of such forms we received, or written representations from certain reporting persons, we believe that, during the fiscal year ended June 30, 2010, our officers, directors and greater than ten percent beneficial owners complied with all applicable filing requirements.

Code of Business Conduct

Our board has adopted a code of business conduct that is applicable to all members of our board, our executive officers and our employees. We have posted our code of business conduct on our website at www.santafegoldcorp.com.

Code of Ethics for CEO and Senior Financial Officers

Effective June 15, 2006, we adopted a Code of Ethics for CEO and Senior Financial Officers that applies to our CEO and all officers. This code was filed as an exhibit to our Annual Report on Form 10-KSB for the year ended June 30, 2006. The code summarizes the legal, ethical and regulatory standards that we must follow and is a reminder to our directors and officers of the seriousness of that commitment. Compliance with this code and high standards of business conduct is mandatory for each of our officers. As adopted, our Code of Ethics sets forth written standards that are designed to deter wrongdoing and to promote:

1)	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

2)	compliance with applicable governmental laws, rules and regulations;

3)	the prompt internal reporting of violations of the Code of Ethics to an appropriate person or persons identified in the Code of Ethics; and

4)	accountability for adherence to the Code of Ethics.

We will provide a copy of the Code of Ethics to any person without charge, upon request. Requests can be sent to: Santa Fe Gold Corporation, 1128 Pennsylvania NE, Suite 200, Albuquerque, NM 87110.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table summarizes the compensation awarded to, earned by or paid during the last three fiscal years to Named Executive Officers, including (a) our principal executive officer; (b) each of our Company’s two most highly compensated executive officers, other than the principal executive officer, who were serving as executive officers at the end of the financial year ended June 30, 2010, and whose total compensation exceeded $100,000 per year; and (c) up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as an executive officer of our Company at the end of the year ended June 30, 2010:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)	Non- qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)
W. Pierce Carson President & CEO	2010 2009 2008	227,837 222,413 207,125	- - -	172,000(2) - 320,000(1)	62,543(2) - -	- - -	- - -	- - -	462,380 222,413 527,125

(1)

On June 25, 2008, the board of directors granted to Mr. Carson an award of 500,000 shares of restricted common stock under our 2007 EIP. The shares vested on December 31, 2008. The closing price of our common stock was $0.64 on the date of grant. The dollar value recognized for financial statement reporting purposes was calculated in accordance with FAS 123R.

(2)

On June 8, 2010, the board of directors granted Mr. Carson an award of 200,000 shares of restricted common stock and 200,000 options under our 2007 EIP. The shares vest 50% after 12 months with the remaining 50% vesting after 24 months. The options have a vest date of December 31, 2010. The exercise price of the options is $0.86 per share, the closing price of our common stock on the date of grant. The dollar value recognized for financial statement reporting purposes for both the grant of stock and options was calculated in accordance with FAS 123R.

Outstanding Equity Awards as of March 28, 2011

The following table summarizes the outstanding equity awards as of March 28, 2011, for each of our named executive officers:

Outstanding Equity Awards as of March 28, 2011

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Vaue of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
W. Pierce Carson	4,000,000 200,000	N/A N/A	N/A N/A	0.11 0.86	10/16/2013 6/08/2015	N/A N/A	N/A N/A	N/A 200,000	N/A 172,000

Compensation of Directors

The following table summarizes the compensation of our Company’s directors for the fiscal year ended June 30, 2010:

Compensation of Directors

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compen- sation ($)	Non- qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)
Lawrence G. Olson	8,500	43,000	72,957	-	-	-	124,457
John E. Frost	8,500	43,000	72,957	-	-	-	124,457

(1)	W. Pierce Carson, a member of our board of directors, is a Named Executive Officer and did not receive any compensation as a director that has not been disclosed in the summary compensation table above.

(2)	This column represents the fair value of the options awarded in fiscal 2010 in accordance with FAS 123R.

Effective May 2007, we adopted a new policy for compensation of non-employee independent directors. Each of our non-employee independent directors receives a $2,000 quarterly retainer, plus $1,000 for each full-day board meeting, and $500 for each telephonic meeting, committee meeting or less than full day meeting attended. In addition, upon first being appointed or elected to the board, each independent director receives a grant of options to purchase 100,000 shares of common stock which vest twelve months after the date of grant, and on January 1st of each year, each independent director receives a grant of options to purchase 75,000 shares of common stock which vest six months after the date of grant. All options are granted at an exercise price equal to the fair market value of the stock on the date of grant. All options granted to non-employee independent directors, unless earlier terminated, or exercised, expire five years after the grant date. All directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at board meetings and committee meetings.

Effective July 1, 2010, we adopted an increase in the annual non-employee independent director fee to $25,000 per year and an increase in annual committee fees to $4,000 per committee membership and $2,000 per committee chairmanship, to be paid quarterly.

During fiscal years 2010, 2009 and 2008, non-officer directors received no consulting fees separate and distinct from directors’ fees as a result of actual services rendered above and beyond those typical of a non-officer director. Total director fees were $17,000 for the year ended June 30, 2010.

Employment Agreements

In October 2003, we entered into employment and change of control agreements with our President and Chief Executive Officer. The employment agreement describes among other things the officer’s duties, compensation levels and benefits. The agreement provides for annual salary of $180,000 adjusted by the CPI. The term of the agreement is from October 16, 2003, through and including October 15, 2006, and then automatically extends through October 15, 2008, and thereafter year to year unless terminated on 90 days prior notice. The change of control agreement provides that if there is a change of control of the Company and the officer leaves the employment of the Company, for whatever reason (other than discharge for cause, death, or disability) within six months after such change of control, the officer shall receive a lump sum cash payment of 299% of the base amount as defined in IRC Section 280G (b) (3), subject to certain limitations of the Internal Revenue Code. In addition, the officer will continue to be covered by our medical, health, life and dental plans for 24 months after such cessation of employment. In connection with the employment agreement, we granted 4,000,000 options at an exercise price of $0.11 per share, the closing price on the date of grant. The options vested as to 1,000,000 shares on October 16, 2003, and as to additional 1,000,000 share increments over successive six-monthly periods.

In December 1999, we entered into a change of control agreement with our Chairman. The agreement provides for a lump sum cash payment in the amount not to exceed $100,000 in the event of change in control and resignation from the Board.

In May 2009, we entered into change of control agreements with two key employees, our manager of legal affairs, who also is the son of our current president, and our controller. The change of control agreements provide that if there is a change of control of the Company and the individual leaves the employment of the Company, for reason other than discharge for cause, death, or disability, within six months after such change of control, the employee shall receive a lump sum cash payment of 100% of the base salary in effect at the time of change of control. In addition, the employee will continue to be covered by our medical, health, life and dental plans for 24 months after such cessation of employment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

The following table sets forth, as of March 28, 2011, certain information regarding beneficial ownership of our common stock by: (i) each person known by us to be the beneficial owner of more than 5% of our outstanding common stock; (ii) each director and director-nominee; (iii) each named executive officer; and (iv) all executive officers and directors as a group.

		Common Stock Beneficially Owned

Name and Address Of Beneficial Owner	Title of Class	Number of Shares	Percent of Class(6)
Christian Mustad Bodmenstrasse, Chalet Corcovado 3778 Schoenried Switzerland	Common Stock	5,195,000	5.5%

Sulane Holdings, Inc. P.O. Box 414 CH-1630 Bulle Switzerland	Common Stock	10,307,360(1)	10.0%

Lawrence G. Olson 3045 S. 35th Avenue Phoenix, AZ 85009	Common Stock	7,777,450(2)	8.2%

W. Pierce Carson 33 Camino de Avila Tijeras, NM 87059	Common Stock	13,151,494(3)	13.3%

John E. Frost 602 Sandy Port Houston, TX 77079	Common Stock	485,000(4)	0.5%

Officers and Directors As a Group (3 Persons)	Common Stock	21,313,944 (5)	21.4%
(1)

Includes shares issuable under December 2007 convertible debenture financing authorizing Sulane to convert outstanding debt at a conversion price of $1.00 per share. Also includes an aggregate of 1,457,360 shares that were issued for conversion of accrued interest due June 30, 2009, September 30, 2009 and December 31, 2009.

(2)	Includes options issued under the 2007 EIP to acquire 75,000 shares at an exercise price of $1.38 per share and 75,000 shares at an exercise price of $1.21 per share.

(3)	Includes non- plan options to acquire 4,000,000 shares at an exercise price of $0.11 per share and options issued under the 2007 EIP to acquire 200,000 shares at an exercise price of $0.86 per share.

(4)

Includes options issued under the 2007 EIP to acquire 100,000 shares at an exercise price of $0.46 per share, 75,000 shares at an exercise price of $0.55 per share, 75,000 shares at an exercise price of $0.60 per share, 75,000 shares at an exercise price of $1.38 per share and 75,000 shares at an exercise price of $1.21 per share.

(5)	Includes options to acquire an aggregate of 4,750,000 shares.

(6)

Applicable percentage of ownership is based on 94,705,556 shares of common stock outstanding as of March 28, 2011, together with securities exercisable or convertible into shares of common stock within 60 days of March 28, 2011, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of March 28, 2011, are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Equity Compensation Plans

The following table contains information regarding our Equity Compensation Plans as of March 28, 2011:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
2007 Equity Incentive Plan approved by security holders	2,480,000	$1.01	3,730,000
Equity compensation plan not approved by security holders(1)	4,400,000	$0.23	N/A

(1)	Includes certain options granted to an executive officer pursuant to an employment agreement described in more detail under the caption “Employment Agreements”, prior to the adoption of the 2007 EIP. Also includes options granted to investor relations consultants.

2007 Equity Incentive Plan

At our Annual Meeting on July 24, 2007, the stockholders approved the 2007 Equity Incentive Plan ("2007 EIP"). The 2007 EIP became effective on July 25, 2007, and will terminate on July 24, 2017. A maximum of 8,000,000 shares of common stock are reserved for the grant of non-qualified stock options, incentive stock options, restricted stock awards and other stock awards under the 2007 EIP. The 2007 EIP replaced our 1989 Stock Option Plan, which terminated on April 30, 2007.

The purpose of the 2007 EIP is to provide the employees, non-employee directors, and consultants who are selected for participation in the 2007 EIP with added incentives to continue in the long-term service of the Company and to create in such persons a more direct interest in the future success of our operations by relating increases in compensation to increases in stockholder value, so that the income of the participants in the 2007 EIP is more closely aligned with the financial interests of our stockholders. The 2007 EIP is also intended to provide a financial incentive that will enable us to attract, retain and motivate the most qualified directors, employees, and consultants. As of March 28, 2011, one executive officer, two non-employee independent board members and approximately forty-two other employees and consultants are eligible to receive grants under the 2007 EIP.

The Compensation Committee of the board administers the 2007 EIP with respect to grants to employees, consultants, and non-employee directors. The Committee has sole discretion to establish rules and procedures for the administration of the 2007 EIP, select the participants from among the eligible employees, non-employee directors, and consultants, determine the types of awards to be granted and the number of shares of common stock subject to each award, and set the terms and conditions of the awards.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In October 2003, prior to his becoming an officer and director of the Company, we entered into a confidential property identification agreement with W. Pierce Carson, our current President and Chief Executive Officer. Under terms of the agreement, Mr. Carson, on the basis of his prior knowledge, provided a list of 24 specific mineral properties with potential for exploration and development that might represent attractive acquisition opportunities for us. We agreed to pay compensation to Mr. Carson in the form of a royalty of 1.0% of the value of future production, if any, derived from identified properties that we acquire. In the event an identified property is acquired and subsequently sold, we agreed to pay Mr. Carson an amount equal to 10.0% of the value of the sale. The Ortiz gold property acquired in August 2004 and the Summit silver-gold property acquired in May 2006 are two of the 24 properties identified and are subject to the property identification agreement (See NOTE 11 to the Consolidated Financial Statements, Form 10-K for the fiscal year ended June 30, 2010).

On August 12, 2003, we assigned, for the sum of $5,000, our right, title and interest in and to our lease with New Planet Copper Mining Company to Metallica Ventures, LLC, a corporation controlled by Mr. Carson, who at the time of the assignment was a consultant to us. We retained an option to purchase 25% of the New Planet lease for an amount equal to 25% of the expenditures on the property from the date of assignment through the date of the exercise of the option. On September 22, 2005, Metallica Ventures LLC reassigned to us, for consideration of $10,000 and the issue of 2,000,000 unregistered shares of our common stock, its right, title and interest in and to the lease with New Planet Copper Mining Company.

On September 15, 2005, we entered into a consulting agreement with Ryan P. Carson, an attorney who is the son of our President and Chief Executive Officer. Terms of the contract provided for compensation of $4,000 per month and payment of certain expenses for an initial three-month period. On November 28, 2005, the contract was extended for a six-month period, after which the contract extended on a month-to-month basis until terminated by either party. We issued a bonus of 50,000 unregistered shares of common stock in consideration for the contract extension. On May 2, 2006, the individual was offered and accepted employment at a salary of $5,000 per month. In connection with employment, we granted 50,000 stock options at an exercise price of $1.24 per share, which was the closing price on May 2, 2006. On April 25, 2007, we granted the individual 50,000 stock options at an exercise price of $0.74 per share, and on December 13, 2007, we granted the individual 100,000 options at an exercise price of $0.55 per share, which were the closing prices on the dates granted. On December 3, 2008, we granted the individual 100,000 options and also cancelled and reissued the options previously granted on May 2, 2006 and April 25, 2007, at an exercise price of $0.60 per share, which was the closing price on December 3, 2008. On June 8, 2010, we granted the individual 100,000 options at an exercise price of $0.86 per share, the closing price on the date of grant. Additionally, on June 8, 2010 we granted the individual 100.000 shares of restricted stock. The shares were valued at $0.86 per share, the closing price on the date of grant.

In March 2001, Lawrence G. Olson, our current Chairman and former President and CEO, jointly with his wife, made an unsecured loan to us in the amount of $800,000 at an interest rate equal to the prime rate of interest plus one percentage point. In connection with the loan, Mr. Olson received 5-year warrants to purchase 300,000 shares of common stock at an exercise price of $0.70 per share. In October 2001, we restructured the $800,000 loan agreement with Mr. Olson and the interest rate payable on the loan was adjusted to 12% annually. In June 2002, the loan was extended an additional year and we entered into a security agreement with Mr. Olson, whereby our assets secured the loan. The note became payable in March 2004 after which time it was in default. On March 15, 2006, Mr. Olson exercised warrants to purchase 300,000 shares of common stock at $0.70 per share in exchange for a reduction of accrued interest and principal on the note payable to him, aggregating $210,000. Mr. Olson agreed to reduce the principal by $50,000 and to extend the $750,000 note payable for a period of 18 months, until September 15, 2007.

On November 15, 2006, Mr. Olson exercised stock options to purchase 1,000,000 shares of common stock at $0.10 per share and 1,000,000 shares of common stock at $0.11 per share, in exchange for payment of accrued interest owed and reduction of principal on the note payable, aggregating $210,000. In addition, Mr. Olson agreed to contribute to capital the remaining unpaid principal on the note of $600,000. In connection with the contribution to capital, we granted a 25% net proceeds royalty in the Black Canyon mica claims, toward an end settlement of $600,000. On May 19, 2009, we entered into an agreement with Mr. Olson to purchase the royalty for $200,000. On July 17, 2009, the $200,000 owed to Mr. Olson was satisfied by applying credit of $186,250 for payment of the exercise price of stock options exercised on that date, including 1,000,000 options at an exercise price of $0.10 per share, 75,000 options at $0.55 per share and 75,000 options at $0.60 per share, and by satisfying the remaining amount of $13,750 by the issuance of 12,500 shares of stock at a price of $1.10 per share, the closing price on July 17, 2009.

PROPOSAL 2
APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
FROM 200,000,000 TO 300,000,000

We are asking you to approve an amendment to our Certificate of Incorporation, as amended, to increase the number of shares of common stock that we are authorized to issue from 200,000,000 to 300,000,000.

General

Our Board of Directors has unanimously adopted an amendment to our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the authorized number of shares of common stock from 200,000,000 to 300,000,000, subject to approval of the amendment by stockholders, and is hereby soliciting stockholder approval for the amendment.

Under the existing provisions of our Certificate of Incorporation, the Company currently has authority to issue 200,000,000 shares of common stock, of which approximately 94,705,556 shares were issued and outstanding at the close of business on the record date. In addition, as of the record date, 6,880,000 shares were reserved for issuance upon the exercise of stock options granted or authorized, 3,730,000 shares were reserved for future issuance under the 2007 EIP, 15,942,862 shares were reserved for issuance upon exercise of warrants issued to institutional and private investors and placement agents, and 13,950,000 were reserved for issuance upon conversion of convertible notes issued to institutional and private investors. Accordingly, under our authorized limit of 200 million shares, we expect to have only approximately 64,791,582 shares of common stock available for future issuance.

The proposed increase in the authorized shares of our common stock would become effective immediately upon the fiing of articles of amendment to our Certificate of Incorporation with the office of the Secretary of State of Delaware. We expect to file the amendment promptly upon approval of our shareholders.

If the proposal is approved, the first sentence of Article Fourth of our Certificate of Incorporation, as amended, will be amended to read in its entirety as follows:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is Three Hundred Million (300,000,000) shares consisting of Common Stock, $0.002 par value per share (“Common Stock”).

Reasons for Proposed Amendment

To provide the Company with greater flexibility to raise capital in the current economic environment, the proposed amendment would increase the number of authorized shares of common stock by 100,000,000, from 200,000,000 to 300,000,000 shares.

Our Board of Directors believes that the amendment is in the best interests of our stockholders and us. We believe that the increase is necessary so that we will have a sufficient number of authorized shares to meet our obligations to issue additional shares and for future contingencies. We believe that an increase in the authorized shares of our common stock will give us greater flexibility in the future by allowing us to:

  declare stock dividends or stock splits;

  acquire businesses or assets using our common stock as consideration;

  raise additional capital through common stock offerings;

  provide equity incentives to attract or retain employees, officers or directors; or

  issue our common stock for other corporate purposes.

Without an increase in the number of authorized shares, the number of remaining common shares available for issuance may be insufficient to complete one or more of these transactions when and if our board deems advisable and in the best interests of our stockholders. We believe that having the additional authorized shares available for issuance upon approval of the board will be beneficial to us and our stockholders by allowing us to promptly consider and respond to future business opportunities as they arise. Due to market, industry and other factors, the delay involved in calling and holding a stockholders’ meeting to approve an increase in authorized shares at the time a business opportunity presents itself may prevent us from pursuing that opportunity, or may significantly adversely affect the economic or strategic value of that opportunity.

We currently entered into a Memorandum of Understanding to acquire all outstanding shares of capital stock of Columbus Silver Corporation in exchange for 8,787,527 of our shares of common stock. In addition, although we have no specific arrangements or understandings to issue additional shares of our common stock, we continually evaluate our capital structure and may consider an equity offering if, among other things, market conditions are favorable. In addition, we antcipate issuances under the stockholder-approved 2007 Equity Incentive Plan or other equity incentive arrangements.

Potential Effects of Proposed Amendment

The additional shares of common stock, when and if issued, would have the same rights and privileges as the shares of common stock now issued, including the right to cast one vote per share and to participate in dividends when and to the extent declared and paid. Our common stock does not entitle any holder to any preemptive rights. Any issuance of additional shares of common stock would increase the number of outstanding shares of common stock. As a result, existing shareholders would experience dilution in their percentage ownership, voting power and in their earnings per share (unless such issuance was pro rata among all existing shareholders). In addition, depending upon the price realized in such issuance, existing shareholders may experience a reduction in their book value per share.

Our Board of Directors will determine whether, when and on what terms the issuance of shares of common stock may be warranted in connection with any future actions. If the amendment is approved by the shareholders, the shares of common stock would be available for issuance without further action by our shareholders, except as may be required by applicable law or regulation.

The issuance of shares of our common stock, including the additional shares that would be authorized if the proposed amendment is approved, may dilute the current equity ownership position of current holders of our common stock and may be made without further stockholder approval, unless otherwise required by applicable laws or stock exchange regulations. Although our board of directors is motivated by business and financial considerations in proposing this amendment, stockholders should be aware that the amendment could be viewed as an anti-takeover provision. The amendment might discourage an attempt by a third party to gain control of us by acquiring a substantial number of shares of our common stock in order to complete a merger, sale of all or any part of our assets, or similar transaction, because the issuance of new shares could be used to dilute the stock ownership of that third party.

Interest of Management in the Amendment to the Certificate of Incorporation

Management does not have a direct or indirect material interest in the proposed Amendment to the Certificate of Incorporation.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of common stock is necessary to approve the proposed amendment to our Certificate of Incorporation. Accordingly, abstentions and broker non-votes with respect to the proposal to approve the amendment will have the same effect as a vote against the proposal. If not otherwise specified, proxies will be voted for approval of the proposed amendment.

Recommendation of the Board of Directors

The board of directors deems the approval of the amendment to our Certificate of Incorporation to be in the best interests of the Company and its stockholders and recommends a vote FOR approval of the proposed amendment.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

A resolution will be presented at the Annual Meeting to ratify the appointment by the board of directors of the firm of Stark Schenkein, LLP as our independent registered public accounting firm, to audit our financial statements for the year ending June 30, 2011, and to perform other appropriate accounting services. Inclusion of this proposal in our proxy statement to ratify our independent registered public accounting firm for the year ending June 30, 2011, is not required, but is being submitted as a matter of good corporate practice.

Representatives of Stark Schenkein, LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they wish to do so, and will be available to respond to appropriate questions.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Fees Paid to Independent Auditors

For the fiscal years ended June 30, 2010, and June 30, 2009, Stark Schenkein, LLP, our independent registered public accounting firm, billed the approximate fees set forth below:

	2010	2009
Audit Fees (1)	$81,595	$68,270
Tax Fees (2)	-0-	-0-
	$81,595	$68,270

(1)	Includes services rendered for audit of the Company’s consolidated financial statements, review of quarterly financial information, and assistance and issuance of consents associated with SEC filings.

(2)	Relates to services rendered for tax advice and compliance services.

All Other Fees

Stark Schenkein, LLP was engaged to perform services relating to the filing of our Registratation Statement on Form S-3 with the Securities and Exchange Commission on November 13, 2009, for which payment is included in Audit Fees above. All other fees for services also are included in Audit Fees above.

Pre-Approval Policies and Procedures

All audit and audit-related services, tax services and other services were pre-approved by the Audit Committee. The Audit Committee's pre-approval policy provides for pre-approval of all audit, audit-related, tax and all other services provided by Stark Schenkein, LLP. The Audit Committee concluded that such services by Stark Schenkein, LLP were compatible with the maintenance of that firm's independence in the conduct of its auditing functions.

Vote Required

The affirmative vote of the holders of a majority of the votes cast on this proposal is required to approve Proposal 4. Stark Schenkein, LLP has indicated its willingness to serve as the Company’s independent registerd public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

HOUSEHOLDING

As permitted by applicable law, we intend to deliver only one copy of certain of our documents, including proxy statements, annual reports and information statements to stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies thereof. Any such request should be directed to Santa Fe Gold Corporation, 1128 Pennsylvania NE, Suite 200, Albuquerque, New Mexico 87110. Attention: Secretary. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

PROPOSALS OF STOCKHOLDERS

Stockholders wishing to include proposals in the proxy material in relation to the annual meeting in 2012 must submit the proposals in writing so as to be received by the Secretary at our executive offices, no later than the close of business on December 3, 2011. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholders’ proposals and the provisions of our Restated Certificate of Incorporation. If we are not notified of intent to present a proposal at our next annual meeting by December 3, 2011, we will have the right to exercise discretionary voting authority with respect to such proposal, if presented at the meeting, without including information regarding such proposal in our proxy materials.

OTHER BUSINESS

We do not anticipate that any other matters will be brought before the Annual Meeting. However, if any additional matters shall properly come before the meeting, it is intended that the persons authorized under proxies may, in the absence of instructions to the contrary, vote or act thereon in accordance with their best judgment.

BY THE BOARD OF DIRECTORS

/s / W. Pierce Carson

W. Pierce Carson
President & Secretary

Albuquerque, New Mexico
March 28, 2011

PROXY SOLICITED BY SANTA FE GOLD CORPORATION'S BOARD OF DIRECTORS
FOR ANNUAL MEETING OF STOCKHOLDERS OF SANTA FE GOLD CORPORATION

     The undersigned hereby (a) acknowledges receipt of Notice of Annual Meeting of Stockholders to be held at the Albuquerque Marriott Hotel, 2101 Louisiana Blvd., Albuquerque, New Mexico 87110, on May 18, 2011, at 10:00 a.m., Mountain Time and the Proxy Statement in connection therewith, each dated March 28, 2011, (b) appoints each of W. Pierce Carson, Lawrence G. Olson, and John E. Frost the proxy and attorney-in-fact (the “Proxies”) for the undersigned, with full power of substitution, (c) authorizes the Proxies to represent and vote on behalf of the undersigned, as designated below, at the Annual Meeting of Shareholders and at any adjournments or postponements thereof, all shares of the Common Stock, $.002 par value, of Santa Fe Gold Corporation (the "Company") standing in the name of the undersigned or which the undersigned may be entitled to vote and (d) revokes any proxies heretofore given.

1.	ELECTION OF DIRECTORS -- Nominees: Lawrence G. Olson, W. Pierce Carson and John E. Frost.

	For All	[ ]
	Withhold All	[ ]
	For All Except	[ ]

(Except Nominee(s) written above)

2.	AMENDMENT TO COMPANY’S CERTIFICATE OF INCORPORATION -- Approval of the amendment to the Company’s Certificate of Incorporation which increases the authorized Common Stock from 200,000,000 to 300,000,000 shares.

	For	[ ]
	Against	[ ]
	Abstain	[ ]

3.	RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM -- Approval of the proposal to ratify the appointment of Stark Schenkein, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011.

	For	[ ]
	Against	[ ]
	Abstain	[ ]

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY
USING THE ENCLOSED POSTAGE-PAID ENVELOPE
(Please sign and date this card on the reverse side)

This proxy when properly executed will be voted as specified. If no specification is indicated this proxy will be voted FOR the adoption and approval of Proposals 1, 2, and 3, and on any other business, in the disposition of the Proxies.

Dated: _______________, 2011

Signature(s): _______________________________

IMPORTANT. Please date and sign exactly as the name appears below.	When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

YOUR VOTE IS IMPORTANT!

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY
USING THE ENCLOSED POSTAGE-PAID ENVELOPE.